UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2016

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Credit Agreement and Security Agreement
On February 5, 2016, U.S. Auto Parts Network, Inc. (the “Company”), certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into an Eighth Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement (the “Amendment”), which amended the Credit Agreement previously entered into by the Company, certain of its domestic subsidiaries and JPMorgan on April 26, 2012 (as amended, the “Credit Agreement”) and the Pledge and Security Agreement previously entered into by the Company, certain of its domestic subsidiaries and JPMorgan on April 26, 2012 (as amended, the “Security Agreement”). Pursuant to the Amendment, JPMorgan increased its revolving commitment from $25,000,000 to $30,000,000, which is subject to a borrowing base derived from certain receivables, inventory, property and pledged cash.
The following amendments to the Credit Agreement and Security Agreement were also made:

•	The aggregate principal amount of indebtedness that is permitted related to capital leases was increased from $1,500,000 to $2,000,000.

•
The Amendment provides that loans drawn under the Credit Agreement will bear interest at a per annum rate equal to either (a) LIBOR plus an applicable margin of 1.5% or (b) a “base rate”, subject to an increase or reduction by up to 0.25% per annum based on the Company’s fixed charge coverage ratio. A commitment fee, based upon undrawn availability under the Credit Facility bearing interest at a rate of 0.25% per annum, is payable monthly.

•
The Credit Agreement previously contained an “Availability Block” (as defined under the Credit Agreement) of $2,000,000 through June 30, 2016; however, the “Availability Block” was eliminated effective upon the execution of the Amendment. In the event that “excess availability” (as defined under the Credit Agreement) is less than $2,400,000, the Company shall be required to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 (with the trigger subject to adjustment based on the Company’s revolving commitment).

•
Under the terms of the Security Agreement, cash receipts are deposited into a lock-box, which are at the Company’s discretion unless the “cash dominion period” is in effect, during which cash receipts will be used to reduce amounts owing under the Credit Agreement. The cash dominion period is triggered in an event of default or if excess availability is less than the $3,600,000 for five business days (on a cumulative rather than a consecutive basis), and will continue until, during the preceding 60 consecutive days, no event of default existed and excess availability has been greater than $3,600,000 at all times (with the trigger subject to adjustment based on the Company’s revolving commitment).

•
The Company’s required excess availability related to the “Covenant Testing Trigger Period” (as defined under the Credit Agreement) under the revolving commitment under the Credit Agreement has been increased to less than $2,400,000 from less than $2,000,000 for the period commencing on any day that excess availability is less than $2,400,000 for five business days (on a cumulative rather than a consecutive basis), and continuing until excess availability has been greater than or equal to $2,400,000 at all times for 45 consecutive days (with the trigger subject to adjustment based on the Company’s revolving commitment).

•
The trigger, requiring the Company to provide certain reports under the Credit Agreement, relating to excess availability under the revolving commitment under the Credit Agreement, has been reduced to less than $3,600,000 from less than $4,000,000 for the period commencing on any day that excess availability is less than $3,600,000 for five business days (on a cumulative rather than a consecutive basis), and continuing until excess availability has been greater than or equal to $3,600,000 at all times for 45 consecutive days (with the trigger subject to adjustment based on the Company’s revolving commitment).

In addition, certain negative covenants applicable to the Company and AutoMD, Inc. (“AutoMD”), a subsidiary of the Company, related to certain contractual and financial tests to permit the Company and AutoMD to consummate certain obligations set forth in the agreements entered into by the Company and AutoMD on October 8, 2014 (the “Financing Documents”) in connection with the sale of AutoMD common stock to certain investors (the “AutoMD Financing”) have been revised increasing the availability requirement to $2,400,000 before and after giving effect to the consummation of such obligations. The negative covenants have been further revised to allow for the sale of up to 2,000,000 shares of AutoMD common stock by the Company. A summary of the Financing Documents and the AutoMD Financing were disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2014.
The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

Lease Agreement

On February 4, 2016, the Company entered into a new lease (the “Lease”) for its distribution center located in Chesapeake, Virginia. The Lease between the Company and Liberty Property Limited Partnership is for approximately 159,294 square feet. The initial 36-month term of the Lease commences on July 1, 2016 following the expiration of the Commercial Lease Agreement, dated December 16, 2008, previously entered into by the parties. The Company will be obligated to pay approximately $0.64 million in annual base rent, which shall increase by approximately 2.5% each year. The Company will also be obligated to pay certain operating expenses set forth in the Lease. Pursuant to the Lease, the Company has the option to extend the Lease for an additional three-year term, with certain increases in base rent.

The foregoing description of the material terms of the Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending January 2, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Lease is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1
Eighth Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement, dated February 5, 2016, by and among U.S. Auto Parts Network, Inc., certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2016	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ SHANE EVANGELIST
	Name:	Shane Evangelist
	Title:	Chief Executive Officer

EXHIBIT INDEX

10.1
Eighth Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement, dated February 5, 2016, by and among U.S. Auto Parts Network, Inc., certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A.